UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	September 9, 2002

ALPHANET SOLUTIONS, INC. (Exact name of registrant as specified in charter)

New Jersey (State or other jurisdiction of incorporation)	0-27042 (Commission File Number)	22-2554535 (I.R.S. Employer Identification Number)

7 Ridgedale Avenue, Cedar Knolls, New Jersey (Address of principal executive offices)	07927 (Zip Code)

Not Applicable (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

           1.     Effective September 9, 2002, Mark Perlstein, 37, was named Executive Vice President, Sales and Operations of AlphaNet Solutions, Inc. (the “Company”). Mr. Perlstein has been a sales and marketing consultant to the Company since April 2002. From March 2001 to September 2002, Mr. Perlstein provided revenue-generation and turnaround consulting services to several clients in the technology and services markets. From 1998 to 2001, Mr. Perlstein was a sales and operations executive with Aztec Technology Partners, a network and e-infrastructure consulting services firm. From 1997-1998, Mr. Perlstein was Vice President of Sales of Digital Network Associates, a network integration services company.

                2.     The Company entered into Change-of-Control Agreements and Severance Agreements with each of William S. Medve, Executive Vice President, Chief Financial Officer and Treasurer, Jack P. Adler, Executive Vice President, Secretary and General Counsel, and Mark Perlstein, Executive Vice President, Sales and Operations. The Company also entered into Severance Agreements with each of Messrs. Medve, Adler, and Perlstein providing for certain payments to each such officer in the event of the termination of such officer’s employment with the Company other than on a change-of-control and other than for cause (as defined).

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Title

10.47	Change-of-Control Agreement by and between the Company and William S. Medve, dated September 3, 2002.

10.48	Severance Agreement by and between the Company and William S. Medve, dated September 3, 2002.

10.49	Change-of-Control Agreement by and between the Company and Jack P. Adler, dated September 3, 2002.

10.50	Severance Agreement by and between the Company and Jack P. Adler, dated September 3, 2002.

10.51	Change-of-Control Agreement by and between the Company and Mark Perlstein, dated September 9, 2002.

10.52	Severance Agreement by and between the Company and Mark Perlstein, dated September 9, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2002	ALPHANET SOLUTIONS, INC. By: WILLIAM S. MEDVE —————————————— William S. Medve Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Title

10.47	Change-of-Control Agreement by and between the Company and William S. Medve, dated September 3, 2002.

10.48	Severance Agreement by and between the Company and William S. Medve, dated September 3, 2002.

10.49	Change-of-Control Agreement by and between the Company and Jack P. Adler, dated September 3, 2002.

10.50	Severance Agreement by and between the Company and Jack P. Adler, dated September 3, 2002.

10.51	Change-of-Control Agreement by and between the Company and Mark Perlstein, dated September 9, 2002.

10.52	Severance Agreement by and between the Company and Mark Perlstein, dated September 9, 2002.